Exhibit 23(c)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of BB&T Corporation on Form S-4 of our report dated March 8, 2004, appearing in the Annual Report on Form 10-K of Republic Bancshares, Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

March 10, 2004

Tampa, Florida